Exhibit 10.18

March 31, 2021

GigCapital4, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Re: Amendment to the Letter Agreement dated as of February 8, 2021

Ladies and Gentlemen:

On February 8, 2021, GigCapital4, Inc., a Delaware corporation (the “Company”), GigAcquisitions4, LLC, a Delaware limited liability company (the “Sponsor”), and Oppenheimer & Co. Inc. and Nomura Securities International, Inc., as representatives (the “Representatives”) of the several underwriters, entered into that certain letter agreement (this “Letter Agreement”), relating to an underwritten initial public offering of 35,880,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share and one-third of one redeemable warrant to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Capitalized terms used herein but not defined in context are defined in the Letter Agreement.

The Company and the Representatives desire to amend certain provisions of the Letter Agreement by executing this amendment (“Amendment”) and hereby agree as follows:

1. Section 9 of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

9. Each of undersigned agrees that it shall not Transfer any Founder Shares, Private Units or any securities underlying the Private Units beneficially held by it, or by its Affiliates until the date that is (i) in the case of the Founder Shares, the earlier of (A) twelve months after the completion of a Business Combination or (B) the date on which, subsequent to a Business Combination, (x) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after a Business Combination or (y) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) in the case of the Private Units or any securities underlying the Private Units, until 30 days after the completion of a Business Combination (the “Lock-up Period”). Notwithstanding the foregoing, during the Lock-up Period, Transfers of Founder Shares, Private Units or any securities underlying the Private Units beneficially held by the undersigned are permitted to be made (a) amongst Sponsor and its Affiliates, to the Company’s executive officers or directors, or to any Affiliate or family member of any of the Company’s executive officers or directors, (b) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (c) in the case of an individual, (1) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization, (2) by virtue of the laws of descent and distribution upon death of such person, (3) pursuant to a qualified domestic relations order, (d) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (e) through private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which such securities were originally purchased, (f) in the case of an Underwriter, to such Underwriter’s Affiliates or any entity controlled by such Underwriter, or (g) to the Company for no value for cancellation in connection with the consummation of a Business Combination; provided, that, in each such case (except clause (g)), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

2.The Letter Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of the parties under the Letter Agreement, as in effect prior to the date hereof. This Amendment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Exhibit 10.18

3.This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

4.This Amendment shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.

5. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

Exhibit 10.18

Very truly yours,

GIGACQUISITIONS4, LLC

/s/ Dr. Avi S. Katz
By: Dr. Avi S. Katz, Manager

OPPENHEIMER & CO. INC.

/s/ Peter Bennett
By: Peter Bennett, Managing Director, Head of ECM

NOMURA SECURITIES INTERNATIONAL, INC.

/s/ James Chenard
By: James Chenard, Managing Director

Accepted and agreed this 31st day of March, 2021.

GIGCAPITAL4, INC.

/s/ Dr. Raluca Dinu
By: Dr. Raluca Dinu, Chief Executive Officer and President

[Signature page to Insider Letter (Sponsor and Underwriters)]

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